EXHIBIT 21


                              COMPANY SUBSIDIARIES

                                                                        Percent
                                                                          of
Name                                                Jurisdiction         Equity*
----                                                ------------         -------
Nikkohm Co. Ltd.                                    Japan                49%

Nippon Vishay, K.K.                                 Japan                100%

Vishay F.S.C., Inc.                                 U.S. Virgin
                                                     Islands             100%

VSH Holdings, Inc.                                  Delaware             100%

Roederstein Electronics, Inc.                       Delaware             100%

Measurements Group, Inc.                            Delaware             100%
     Vishay MicroMesures SA                         France               100%
     Measurements Group GmbH                        Germany              100%
         Grupo Da Medidas Iberica S.L.              Spain                100%

Vishay Israel Limited                               Israel               100%
     Z.T.R. Electronics Ltd.                        Israel               100%
     Vishay International Trade Ltd.                Israel               100%
     Dale Israel Electronics Industries, Ltd.       Israel               100%
     Draloric Israel Ltd.                           Israel               100%
     V.I.E.C. Ltd.                                  Israel               100%
     Vilna Equities Holding, B.V.                   Netherlands          100%
         Visra Electronics Financing B.V.           Netherlands          100%
     Measurements Group (U.K.) Ltd.                 England & Wales      100%
     Vishay Europe GmbH                             Germany              66.6% by Vishay Israel
                                                                         27.2% by Vishay
                                                                         3.8% by Vilna
                                                                         2.4% by Dale

----------
Note:  Names of Subsidiaries are indented under name of Parent.

* Certain Directors' or other shares required by statute in foreign jurisdictions and totalling less than 1% of equity are omitted.

Vishay Electronic GmbH                              Germany              100%
     Roederstein Electronics Portugal Lda.          Portugal             100%
     Vishay Bauelemente Vertrieb GmbH               Germany              78%
     Vishay Bauelemente Vertrieb A.G.               Switzerland          100%
     Vishay Vertrieb Elektronischer
          Bauelemente Ges. mbH                      Austria              100%
     Klevestav-Roederstein Festigheter AB           Sweden               50%
     Vishay Compenents, S.A.                        Spain                100%
     Vishay Components Nederland BV                 Netherlands          100%
     Vishay Benelux                                 Belgium              100%
     Fabrin Roederstein, S.A.                       Denmark              40%
     Vishay Components OY                           Finland              100%
     Okab Roederstein Finland OY                    Finland              44.4%
     Rogin Electronic S.A.                          Spain                33%
     Roederstein Norge AS                           Norway               40%
     Roederstein-Hilfe-GmbH                         Germany              100%
Draloric Electronic SPOL S RO                       Czech Republic       100%
Vishay S.A.                                         France               99.8%
     Nicolitch S.A.                                 France               100%
         Gravures Industrielles Mulhousiennes
           S.A.                                     France               100%
     Sfernice Ltd.                                  England & Wales      100%
     Ultronix, Inc.                                 Delaware             100%
         Vishay Thin Film, Inc.                     New York             100%
         Techno Components Corp.                    Delaware             100%
E-Sil Components Ltd.                               England & Wales      100%
     Vishay Components (U.K.) Ltd.                  England & Wales      100%
     Grued Corporation                              Delaware             100%
         Con-Gro Corp.                              Delaware             100%
     Gro-Con, Inc.                                  Delaware             100%
         Angstrohm Precision, Inc.                  Delaware             100%
         Angstrohm Holdings, Inc.                   Delaware             100%
     Alma Components Ltd.                           Guernsey             100%
     Vishay Resistor Products (U.K.) Ltd.           England & Wales      100%
         Heavybarter, Unlimited                     England & Wales      100%
             Vishay-Mann Limited                    England & Wales      100%
     Vitramon, Ltd                                  England & Wales      100%


Note:  Names of Subsidiaries are indented under name of Parent.

* Certain Directors' or other shares required by statute in foreign jurisdictions and totalling less than 1% of equity are omitted.

Dale Holdings, Inc.                                  Delaware            100%
     Dale Electronics, Inc.                          Delaware            100%
       Components Dale de Mexico S.A. de C.V.        Mexico              100%
       Electronica Dale de Mexico S.A. de C.V.       Mexico              100%
       Vishay Electronic Components Asia Pte., Ltd   Singapore           100%
       The Colber Corporation                        New Jersey          100%
       Dale Test Laboratories, Inc.                  South Dakota        100%
       Angstrohm Precision, Inc. (Maryland)          Maryland            100%
     Bradford Electronics, Inc.                      Delaware            100%
Vishay Sprague Holdings Corp.                        Delaware            100%
     Sprague North Adams, Inc.                       Massachusetts       100%
     Sprague Sanford, Inc.                           Maine               100%
     Vishay Sprague, Inc.                            Delaware            100%
     Vishay Sprague Canada Holdings Inc.             Canada              100%
         Sprague Electric of Canada Limited          Canada              100%
     Sprague France S.A.                             France              100%
     Sprague Palm Beach, Inc.                        Delaware            100%
Vishay Acquisition Holdings Corp.                    Delaware            100%
Vitramon, Incorporated                               Delaware            100%
     Vitramon Pty. Limited                           Australia           100%
     Vitramon Japan Limited                          Japan               100%
     Vitramon Far East Pte. Ltd.                     Singapore           100%


                                        3


Note:  Names of Subsidiaries are indented under name of Parent.

* Certain Directors' or other shares required by statute in foreign jurisdictions and totalling less than 1% of equity are omitted.